SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                       SCHEDULE 14A--INFORMATION REQUIRED
                               IN PROXY STATEMENT
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                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

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                           Filed by the Registrant |X|
                 Filed by a Party other than the Registrant |_|
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     Rule 14a-6(e)(2))
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|_|  Soliciting Materials Pursuant to ss. 240.14a-12


                              MARKET AMERICA, INC.
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                (Name of Registrant as Specified in its Charter)


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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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


     The following is the text of voice message delivered on July 16, 2002 via the voice mail system of Market America, Inc. ("Market America") by James H. Ridinger on behalf of Market America to Market America shareholders who are also Market America distributors.


     "This is JR Ridinger. As most of you know, after studying the pluses and minuses of being a public company for nearly two years we decided several weeks ago to submit the question to our shareholders for resolution. I believe that the resolution of this question is fundamental to our company's future growth. When I took the company public eight years ago, my reasoning centered on three primary objectives: credibility, growth in share price and incentive. Regrettably, we have only achieved one of these primary objectives and that is credibility. Market America has set the example for others in the industry to follow. My commitment to you is that we will have certified, audited financial statements in our annual report which we will continue to make available to our distributors. Our financial credibility will never be an issue. I will not permit it.

     Our other objectives, growth in share price and incentive simply never materialized. While the company has performed admirably, unfortunately its stock has not. The reasons for this disappointing performance are varied. The stock has always been thinly traded. Our industry has been given the cold shoulder by the brokerage community, equity markets and institutional investors. This is all detailed at length in the proxy statement.

     As a consequence of these considerations, I have made a necessary decision: enough is enough!

     By taking Market America private we can have a company that focuses on rewarding creativity and hard work instead of our price per share. As a private company we will refocus on aggressive and inspired marketing efforts that will leverage more volume for the company and greater opportunity for the field. Only an increased entrepreneurial effort from our management team and the field will provide the profitability required to grow our company and field organization so that both your goals and our goals can be realized.

     All of you who are shareholders have recently received either voting instruction forms from your brokers or proxy voting cards from Georgeson Shareholder, our proxy solicitor. A special meeting of our shareholders to determine the future direction of our company is next Monday. It is therefore essential that each of you utilize your voting instruction form or your proxy voting card and exercise you right and duty to vote. If you have any questions or have lost your voting instruction form or proxy card, you can call 1-800-530-3744 and the customer service representatives at Georgeson Shareholder will assist you in voting.

     Thank you for your time and attention to this very important matter."